EMPLOYMENT AGREEMENT

               This Agreement (this "Agreement"), dated as of April 7, 2000, is made by and between TNP Enterprises, Inc., a Texas public utility holding company, having its principal offices at 4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113 (the "Corporation"), and Mr. William J. Catacosinos (the "Executive"), residing at 222 Cleft Road, Mill Neck, NY 11765.

Recitals

               1.     The Corporation desires to retain the Executive as Chairman of the Board, President and Chief Executive Officer of the Corporation, and to enter into an agreement embodying the terms of those relationships.

               2.     The Executive is willing to accept such employment by the Corporation on the terms set forth herein.

Agreement

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the Corporation and the Executive hereby agree as follows.

          1.     Definitions.

                 1.1   "Affiliate" means any person or entity controlling, controlled by or under common control with the Corporation, including, but not limited to, TNMP.

                 1.2   "Board" means the Board of Directors of the Corporation.

                 1.3   "Cause" means (a) the Executive's conviction of a felony involving moral turpitude, (including a plea of guilty or nolo contendere), or (b) the Executive's gross negligence or willful gross misconduct resulting in material financial or other injury to the Corporation or any of its Affiliates.

                 1.4.   "Change of Control" means an event which shall be deemed to have occurred if:

(i)

any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities;

(ii)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (iii) or (iv) herein) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)

the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Corporation's then outstanding securities shall not constitute a Change of Control; or

(iv)

the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of, or the Corporation sells or disposes of, all or substantially all of the Corporation's assets.

                 1.5   "Date of Termination" means (a) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (b) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment.

                 1.6   "Disability" means the Executive's inability to render, for a period of six consecutive months, services hereunder by reason of permanent disability due to physical or mental impairment, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Executive and the Corporation. If the Executive and the Corporation cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination. In no event shall the Executive be considered disabled for the purposes of this Agreement unless the Executive is deemed disabled pursuant to the Corporation's long-term disability plan.

                 1.7   "Good Reason" means and shall be deemed to exist if (a) without the prior express written consent of the Executive (i) there is a change in the Executive's title or position; (ii) the duties or responsibilities of the Executive are reduced or the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's titles or positions, as set forth and described in Section 3 of this Agreement; (iii) the Executive's compensation is decreased by the Corporation, the Executive's benefits under the employee benefit or health or welfare plans or programs of the Corporation are in the aggregate materially decreased, or the Corporation fails to pay or provide to the Executive the compensation or other benefits described in Section 4; or (iv) the Executive's reporting rights and/or obligations are changed; or (b) a Change in Control has occurred.

                 1.8   "Term of Employment" has the meaning ascribed to it in Section 2.

                 1.9    TNMP" means Texas-New Mexico Power Company, a Texas corporation wholly-owned by the Corporation.

          2.     Term of Employment. The term of employment under this Agreement shall commence on the date hereof (the "Commencement Date") and, unless earlier terminated under Section 5 below or extended pursuant to the next sentence, shall terminate on the third anniversary of the Commencement Date (the "Term of Employment"). On the first anniversary of the Commencement Date, and each succeeding anniversary of the Commencement Date during the Term of Employment, the Term of Employment shall automatically be extended for an additional one year period unless, not later than 90 days prior to any such anniversary of the Commencement Date, either party to this Agreement shall have given notice to the other that the Term of Employment shall not be extended or further extended beyond its then automatically extended term, if any.

          3.     Positions, Responsibilities and Duties.

                 3.1   Positions With the Corporation. During the Term of Employment, the Executive shall be employed and serve as the Chairman of the Board, President and Chief Executive Officer of the Corporation. In such positions, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of chairman of the board, president and chief executive officer of a corporation, including, without limitation, complete management authority with respect to, and total responsibility for the development and execution of the business development strategy of the Corporation, including acquisitions and asset dispositions, and the overall operations and day-to-day business and affairs of the Corporation. No other employee of the Corporation shall have authority and responsibilities that are equal to or greater than those of the Executive. The Executive shall report solely and directly to the Board and all officers and other senior employees of the Corporation shall report solely and directly to the Executive or the Executive's designees. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation.

                 3.2   Executive Committee Membership. During the Term of Employment, the Executive shall serve on the executive committee or other policy making committee of the Board.

                 3.3   Position with TNMP. During the Term of Employment, the Corporation shall cause the Executive to be a director of TNMP. The Executive shall report solely and directly to the Board. All officers and senior employees of TNMP shall report solely and directly to the Executive or his designees.

                 3.4   Duties. During the Term of Employment, the Executive shall devote a portion of his time to the business and affairs of the Corporation and its Affiliates sufficient to enable him to fulfill his obligations hereunder and shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement, including, without limitation, the development and execution of the Corporation's business development strategy, including acquisitions and asset dispositions.

                 3.5   Offices and Secretarial Support. The Corporation and/or TNMP shall provide the Executive with a personal office in both Suffolk or Nassau County, New York and Fort Worth, Texas and the Corporation and/or TNMP shall provide the Executive with appropriate secretarial assistance in both locations.

          4.     Compensation and Other Benefits.

                 4.1   Base Salary. During the Term of Employment and through the first anniversary of the Commencement Date, the Executive shall receive a base salary of no less than $1,350,000 per annum; during the period commencing on the first anniversary of the Commencement Date through the second anniversary of the Commencement date, the Executive shall receive a base salary of no less than $1,450,000 per annum; and commencing on the second anniversary of the Commencement Date and thereafter the Executive shall receive a base salary of no less than $1,550,000 per annum ("Base Salary"). Base Salary shall be payable in accordance with the Corporation's normal payroll practice.

                 4.2   Retirement, Savings and Incentive Plans. During the Term of Employment, the Executive shall be entitled to participate in all incentive, pension, retirement, savings, 401(k) and other employee pension benefit plans and programs maintained by the Corporation and/or TNMP from time to time for the benefit of senior executives at the same levels and on the same terms enjoyed by the senior management executives of TNMP to the extent permissible under the terms and provisions of such plans and programs and applicable law.

                 4.3   Welfare Benefit Plans. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall be entitled to participate as of the Commencement Date in and be covered under all the welfare benefit plans or programs maintained by the Corporation from time to time including, without limitation, all medical, hospitalization, dental, disability, life, accidental death and dismemberment and travel accident insurance plans and programs.

                 4.4   Expense Reimbursement. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement in accordance with the Corporation's policies for all reasonable expenses incurred by the Executive in performing his duties and responsibilities hereunder, including business related first class travel for the Executive and his spouse.

                 4.5   Vacation and Fringe Benefits. During the Term of Employment, the Executive shall be entitled to five weeks paid vacation each calendar year. In addition, during the Term of Employment, the Executive shall be entitled to such fringe benefits and perquisites as in effect and as provided from time to time to the senior executives of the Corporation in accordance with the Corporation's policies, including, but not limited to:

(a)	use of a car and driver while in New York and the availability of car service while in Fort Worth;
(b)	reimbursement for membership dues and all related expenses in respect of relevant and appropriate utility organizations and trade or industry associations;
(c)	membership in one or more Fort Worth lunch and/or dinner clubs to be selected by the Executive;
(d)	Reimbursement for an annual executive physical examination with a doctor selected by the Executive; and
(e)	one or more tables at utility industry functions.

          5.     Termination.

                 5.1   Termination Due to Death or Disability. Upon 30 days prior written notice to the Executive, the Corporation may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's death or a termination of the Executive's employment by the Corporation due to Disability, the Executive, his estate or his legal representative, as the case may be, shall be entitled to:

(a)

(i) in the case of death, Base Salary continuation at the rate in effect (as provided for by Section 4.1 of this Agreement) on the Date of Termination for a period of three months after the date of death, and (ii) in the case of Disability, Base Salary (continuation at the rate in effect (as provided for by Section 4.1 of this Agreement) on the Date of Termination for a period of six months from the Date of Termination;

(b)	any Base Salary accrued but not yet paid as of the Date of Termination;
(c)	immediate payment of any unpaid deferred compensation due to the Executive as of the Date of Termination;
(d)	reimbursement for all reasonable business expenses incurred, but not yet paid prior to the Date of Termination;
(e)	immediate payment for all unused accrued vacation days as of the Date of Termination; and
(f)

any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Corporation and/or TNMP, if applicable, to disabled employees, decedent employees or their families.

                 5.2   Termination by the Corporation for Cause or by the Executive Without Good Reason. The Corporation may terminate the Executive's employment hereunder for Cause and the Executive upon 30 days prior written notice to the Corporation may voluntarily terminate his employment hereunder without Good Reason as provided in this Section 5.2. If the Corporation terminates the Executive's employment hereunder for Cause or if the Executive voluntarily terminates employment without Good Reason, the Executive shall be entitled to:

(a)	Base Salary at the rate in effect (as provided for by Section 4.1 of this Agreement) at the time of such termination through the Date of Termination;
(b)	immediate payment of any unpaid deferred compensation due to the Executive as of the Date of Termination;
(c)	reimbursement for all reasonable business expenses incurred, but not yet paid prior to the Date of Termination;
(d)	immediate payment for all unused accrued vacation days as of the Date of Termination; and
(e)

any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Corporation and/or TNMP, if applicable, for employees whose employment is terminated for Cause or without Good Reason.

               In the case of a Termination by the Corporation for Cause described in this Section 5.2, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that the Corporation intends to terminate the Executive's employment for Cause. Such written notice, given in accordance with Section 5.5 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. The Executive shall be given the opportunity within 30 calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given 30 business days after such meeting to correct such act or failure to act. Upon failure of the Executive, within such latter 30 day period, to correct such act or failure to act, the Executive's employment by the Corporation shall automatically be terminated under this Section 5.2 for Cause as of the date determined under Section 1.5 of this Agreement unless the Board determines otherwise.

                 5.3   Termination Without Cause or Termination For Good Reason. Upon 30 days prior written notice to the affected party, the Corporation may terminate the Executive's employment hereunder without Cause and the Executive may terminate his employment hereunder for Good Reason. If the Corporation terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be entitled to:

(a)	Base Salary continuation at the rate in effect (as provided for by Section 4.1 of this Agreement) on the Date of Termination for a period of 18 months after the Date of Termination;
(b)	any Base Salary accrued but not yet paid as of the Date of Termination;
(c)	immediate payment of any unpaid deferred compensation due to the Executive as of the Date of Termination;
(d)	reimbursement for all reasonable business expenses incurred, but not yet paid prior to the Date of Termination;
(e)	immediate payment for all unused accrued vacation days as of the Date of Termination; and
(f)

any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and/or TNMP, if applicable for employees whose employment is terminated by the Corporation without Cause or by the employee for Good Reason.

               In the case of a Termination by the Executive for Good Reason described in this Section 5.3, the Corporation shall be given written notice that the Executive intends to terminate the Executive's employment for Good Reason. Such written notice, given in accordance with Section 5.5 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Good Reason. The Corporation shall be given the opportunity within 30 calendar days of the receipt of such notice to meet with the Executive to defend such act or acts, or failure to act, and the Corporation shall be given 30 business days after such meeting to correct such act or failure to act. Upon failure of the Corporation, within such latter 30 day period, to correct such act or failure to act, the Executive's employment by the Corporation shall automatically be terminated under this Section 5.3 for Good Reason as of the date determined under Section 1.5 of this Agreement unless the Executive determines otherwise.

                 5.4   No Mitigation; No Offset. In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 5 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

                 5.5   Notice of Termination. Any termination by the Corporation for Cause or by the Executive for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 12.3 of this Agreement (the "Notice of Termination"). Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually given). The Notice of Termination shall be given, in the case of a termination for Cause, within 180 business days after a director of the Corporation (excluding the Executive) has actual knowledge of the events giving rise to such purported termination, and in the case of a termination by the Executive for Good Reason, within 180 business days of the Executive's having actual knowledge of the events giving rise to such termination unless, in each such case, the Corporation has given the Executive, or the Executive has given the Corporation, as the case may be, within such 180 business day period, notice of the Corporation's or the Executive's, as the case may be, determination that a problem exists, such notice to specify, in reasonable detail, the facts and circumstances giving rise to such problem.

          6.     Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Corporation, TNMP and/or any Affiliate and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Corporation, TNMP and/or any Affiliate, including, without limitation, any stock option agreements or plans. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Corporation, TNMP and/or any Affiliate at or subsequent to the Date of Termination shall be payable in accordance with such plans or programs.

          7.     Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others.

          8.     Legal Fees and Other Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, or if the Corporation or any Affiliate commences any proceedings in connection with the Executive's employment, the Executive shall be reimbursed for all attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement. While such claim or proceeding is pending, the Corporation will reimburse the Executive for such attorney fees and expenses on a regular, periodic basis, within thirty days following receipt by the Corporation of statements of such counsel. However, if the Executive is not successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement, the Executive agrees to repay the Corporation within 30 days of such determination, an amount equal to the total amount that the Corporation has previously reimbursed the Executive for legal fees and expenses in connection with such claim or proceeding.

          9.     Confidential Information, Non-Competition and Nonsolicitation.

                 9.1   Confidential Information. The Executive shall not, during the Term of Employment and thereafter, without the prior express written consent of the Corporation, disclose any confidential information, knowledge or data relating to the Corporation, TNMP or any Affiliate and their respective businesses, which (a) was obtained by the Executive in the course of the Executive's employment with the Corporation or in connection with the acquisition of the Corporation by ST Acquisition Corp., and (b) which is not information, knowledge or data otherwise in the public domain (other than by reason of a breach of this provision by the Executive), unless required to do so by a court of law or equity or by any governmental agency or other authority. In no event shall an asserted violation of this Section 9.1 constitute a basis for delaying or withholding the payment of any amounts otherwise payable to the Executive under this Agreement.

                 9.2   No Solicitation. The Executive hereby agrees that, if his employment is terminated by the Corporation for Cause or voluntarily by the Executive without Good Reason under Section 5.2 of this Agreement, he shall not, for two years after the Date of Termination, directly or indirectly, induce or solicit any employees of the Corporation or any Affiliate to leave their employment.

          10.     Successors.

                 10.1   The Executive. This Agreement is personal to the Executive and, without the prior express written consent of the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

                 10.2   The Corporation. This Agreement shall inure to the benefit of and be binding upon the Corporation and its respective successors and assigns. The Corporation shall require any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

          11.     Indemnification. The Corporation agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, TNMP and/or any Affiliate, or is or was serving at the request of the Corporation, TNMP and/or any Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Texas law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Corporation and shall inure to the benefit of his heirs, executors and administrators; provided that the Executive shall not be entitled to indemnification hereunder to the extent it is finally determined by a court of competent jurisdiction that such Proceeding is based upon the Executive's willful misconduct or gross negligence.

          12.     Directors and Officers Insurance. During the Term of Employment and for a period of six years thereafter, the Corporation shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Corporation and any of its Affiliates, or service in other capacities at the request of the Corporation or any of its Affiliates.

          13.     Miscellaneous.

                 13.1   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, applied without reference to principles of conflict of laws.

                 13.2   Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                 13.3   Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Mr. William J. Catacosinos
222 Cleft Road
Mill Neck, NY 11765

with a copy to:

If to the Corporation:	TNP Enterprises, Inc.
4100 International Plaza
P.O. Box 2943
Fort Worth, TX 76113
(with a copy to the attention of
the General Counsel)

or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                 13.4   Withholding. The Corporation may withhold from any amounts payable under this Agreement such federal, state or local income taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 13.5   Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 13.6   Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                 13.7   Beneficiaries/References. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case by giving the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

                 13.8   Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                 13.9   Representations. The Corporation represents and warrants that it is fully authorized and empowered to enter into this Agreement. The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

                 13.10   Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive's Term of employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

                 13.11   Remedies Cumulative. All remedies provided in this Agreement are cumulative. This Agreement's providing for a remedy under any circumstance shall not be deemed to imply that such remedy is exclusive in such circumstance or is not available in any other.

                 IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Corporation has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

TNP Enterprises, Inc.

By:	\s\ Theodore A. Babcock
Title:

\s\ W. J. Catacosinos
William J. Catacosinos